Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D jointly on behalf of each such party.

Dated:  January 2, 2018

/s/ Aziz Hashim
Aziz Hashim

RTI HOLDING COMPANY, LLC
By: NRD Capital Management II, LLC, its sole manager

By:	/s/ Aziz Hashim
Name: Aziz Hashim
Title: Managing Member

RTI INVESTMENT COMPANY, LLC
By: NRD Capital Management II, LLC, its sole manager

By:	/s/ Aziz Hashim
Name: Aziz Hashim
Title: Managing Member

NRD PARTNERS II, L.P.
By: NRD Partners II GP, LLC, its general partner

By:	/s/ Aziz Hashim
Name: Aziz Hashim
Title: Managing Member

NRD PARTNERS II GP, LLC

By:	/s/ Aziz Hashim
Name: Aziz Hashim
Title: Managing Member